News Announcement

CONTACT:
Richard Gaetz, President/CEO Sean Washchuk, VP Finance/CFO Vitran Corporation Inc.	Robert Rinderman, Steven Hecht Jaffoni & Collins Incorporated 212/835-8500 or VTNC@jcir.com

416/596-7664

FOR IMMEDIATE RELEASE

VITRAN REPORTS RECORD Q4 DILUTED EPS OF $0.39 AND FY ’05 EPS OF $1.40
- 2005 Fourth Quarter LTL OR Improves 210 Basis Points to 92.6 -
- Earnings Increase Streak Continues at 17 Straight Quarters -

TORONTO, ONTARIO (February 9, 2006) – Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced record quarterly financial results for the 2005 fourth quarter and for the year ended December 31, 2005 (all figures reported in $U.S.).

Vitran achieved its best-ever results for a fourth quarter period including, net income of $5.0 million, earnings per diluted share of $0.39 and revenue of $113.0 million. In the comparable 2004 three-month period, Vitran posted revenue of $96.5 million, net income of $4.4 million, or $0.34 per diluted share, which included a one-time tax benefit of $0.05 per diluted share reflecting the recognition of a loss carry-forward of approximately $0.7 million.

Vitran President and Chief Executive Officer Rick Gaetz, stated, “We are proud of once again achieving record quarterly operating results, and the consistency of Vitran’s performance – recording our 17th successive quarter of prior year quarter of net income improvement.

“Following the end of our fourth quarter, we announced the closing of the Sierra West Express acquisition, marking our initial move into the Western U.S. and consistent with Vitran’s long-range plan of operating a premier, regional LTL freight transportation network covering North America.”

In the past nine months, Vitran secured two key regional U.S. LTL acquisitions– Chris Truck Line in the Southwest and Sierra West Express in the West – and management continues to seek additional accretive U.S. acquisitions to further extend Vitran’s North American footprint. At December 31, 2005, the Company had $14.6 million in cash on hand and an additional $26.8 million of available credit.

For the year ended December 31, 2005, Vitran achieved record results – net income of $17.9 million, or $1.40 per diluted share, on revenue of $428.2 million. In the year earlier period, the Company reported net income of $14.9 million, or $1.17 per diluted share, on revenue of $374.6 million.

Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment rose 66 percent during the 2005 fourth quarter to $6.9 million, as revenue grew 29 percent at the Company’s U.S. LTL business unit and six percent in Canada. The LTL segment’s OR (operating ratio) improved significantly on both a quarterly and a year-over-year basis. Vitran’s Q4 ’05 LTL OR improved to 92.6, compared to 94.7 in the year-ago period. The LTL segment’s OR for the full year was 93.1, compared to 94.2 in the twelve months ended December 31, 2004.

The U.S. LTL business unit achieved a nine percent increase in revenue per shipment, and an eight percent rise in revenue per hundredweight over the prior year quarter. The Canadian LTL business unit posted a 10 percent increase in revenue per shipment and a 13 percent increase in revenue per hundredweight for the 2005 Q4 compared to the same period a year ago.

During the 2005 fourth quarter, Vitran’s Logistics segment recorded a 16 percent increase in income from operations, a 15 percent increase in revenue and a 94.5 OR, unchanged from the prior year Q4. The Truckload segment reported operating income of $0.4 million, revenue of $8.4 million and an OR of 95.1, during the period.

Management’s EPS Guidance
On January 3, 2006, Vitran management established full-year 2006 diluted earnings per share (EPS) guidance of between $1.63 and $1.73.

Share Buyback Renewed
Vitran also announced its intention to renew its normal course issuer bid to acquire up to 632,381 (approximately five percent) of its outstanding common shares by way of open market purchases through the facilities of, and in accordance with, the Rules and Policies of the Toronto Stock Exchange (TSX). The shares will be repurchased for cancellation. As at February 8, 2006, Vitran had 12,647,636 common shares outstanding. The bid will commence on February 13, 2006 and end February 12, 2007. During Vitran’s previous bid, which expired on February 8, 2006, the Company purchased 59,800 common shares on the TSX at an average price of CDN$18.70 per share. Vitran’s management believes such purchases to be a prudent use of funds.

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

Statements in the press release regarding management’s future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans” “intends”, “will”, “should”, ”expects”, “projects”, and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, including earnings per share guidance, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filing with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(tables follow)

VITRAN CORPORATION INC.
CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars)

	Dec. 31, 2005	Dec. 31, 2004
Assets

Current assets:
Cash	$14,592	$7,375
Marketable securities	—	33,087
Accounts receivable	46,587	40,124
Inventory, deposits and prepaid expenses	8,396	5,924
Future income tax assets	1,442	3,667

	71,017	90,177
Capital assets	66,807	37,563
Intangible assets	2,456	—
Goodwill	61,448	45,304

	$201,728	$173,044

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable & accrued liabilities	$41,362	$33,377
Income and other taxes payable	1,124	2,399
Current portion of long-term debt	5,845	3,030

	48,331	38,806
Long-term debt	8,588	11,507
Future income tax liabilities	5,007	3,546

Shareholders’ equity:
Common stock	63,604	60,798
Contributed surplus	956	323
Retained earnings	72,310	54,972
Cumulative translation adjustment	2,932	3,092

	139,802	119,185

	$201,728	$173,044

(Statements of Income follows)

VITRAN CORPORATION INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of United States dollars, except share and per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)
	2005	2004	2005	2004

Revenues	$112,975	$96,523	$428,192	$374,595
Operating expenses	95,013	82,787	357,960	319,295
Selling, general and administrative
expenses	8,870	7,632	37,881	31,263
Other expense (income)	(8)	(4)	(41)	(146)

	103,875	90,415	395,800	350,412
Income from operations before
depreciation and amortization	9,100	6,108	32,392	24,183
Depreciation and amortization expense	2,163	1,371	6,965	5,206

Income from operations before undernoted	6,937	4,737	25,427	18,977
Interest expense (income), net	89	(36)	298	51
Income from operations before income taxes	6,848	4,773	25,129	18,926
Income taxes	1,836	408	7,191	3,983

Net income	$5,012	$4,365	$17,938	$14,943

Income per share:
Basic	$0.40	$0.35	$1.43	$1.22

Diluted	$0.39	$0.34	$1.40	$1.17

Weighted average number of shares
Basic	12,618,416	12,417,594	12,516,265	12,285,400

Diluted	12,930,661	12,771,235	12,848,360	12,740,477

(Statements of Cash Flows follows)

VITRAN CORPORATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of United States dollars)

	Three months	Three months	Twelve months	Twelve months
	Ended	Ended	Ended	Ended
	Dec. 31, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004
	(unaudited)

Cash provided by (used in):
Operations:
Net income	$5,012	$4,365	$17,938	$14,943

Items not involving cash from operations:
Depreciation and amortization expense	2,163	1,371	6,965	5,206
Future income taxes	1,008	(291)	3,685	1,266
Stock based compensation expense	180	146	654	323
Gain on sale of fixed assets	(8)	(4)	(41)	(146)

	8,355	5,587	29,201	21,592
Change in non-cash working capital components	4,659	382	(2,034)	(6,839)

	13,014	5,969	27,167	14,753
Investing:
Purchase of capital assets	(5,212)	(2,249)	(22,863)	(6,242)
Proceeds on sale of capital assets	9	6	97	248
Acquisition of subsidiary	—	—	(28,192)	—
Marketable securities	—	(3,542)	31,974	(3,981)

	(5,203)	(5,785)	(18,984)	(9,975)
Financing:
Revolving credit facility	(2,127)	—	2,947	—
Repayment of long-term debt	(1,320)	(5,570)	(3,030)	(11,716)
Issue of Common Shares upon exercise of
stock options	222	38	282	1,440
Repurchase of Common Shares	—	—	(921)	—

	(3,225)	(5,532)	(722)	(10,276)
Effect of translation adjustment on cash	(803)	227	(244)	456

Increase (decrease) in cash position	3,783	(5,121)	7,217	(5,042)
Cash position, beginning of period	10,809	12,496	7,375	12,417

Cash position, end of period	$14,592	$7,375	$14,592	$7,375

Change in non-cash working capital components:
Accounts receivable	$6,298	$4,740	$(3,419)	$(4,439)
Inventory, deposits and prepaid expenses	(1,042)	316	(1,963)	(77)
Income and other taxes recoverable/payable	374	(530)	(1,275)	(1,608)
Accounts payable and accrued liabilities	(971)	(4,144)	4,623	(715)

	$4,659	$382	$(2,034)	$(6,839)

(additional financial information follows)

LTL Statistical Information — U.S. and CDN Divisions

For the quarter ended December 31, 2005

	U.S. LTL	Q. over Q.		CDN LTL	Q. over Q.
($U.S.) Division		% Change ($CDN)		Division	% Change
Revenue (000’s)	$54,763	28.9	Revenue (000's)	$45,355	6.0

No. of Shipments	433,217	18.4	No. of Shipments	210,021	(3.7)

Weight (000’s lbs)	612,545	19.0	Weight (000's lbs)	395,608	(6.0)

Revenue per shipment	$126.41	8.9	Revenue per shipment	$215.95	10.0

Revenue per CWT	$8.94	8.3	Revenue per CWT	$11.46	12.7

For the twelve months ended
December 31, 2005
	U.S. LTL	Yr. over Yr.		CDN LTL	Yr. over Yr.
($U.S.)	Division	% Change	($CDN)	Division	% Change

Revenue (000’s)	$204,223	18.5	Revenue (000's)	$179,163	6.1

No. of Shipments	1,683,529	11.7	No. of Shipments	855,663	(5.8)

Weight (000’s lbs)	2,346,745	9.0	Weight (000's lbs)	1,656,295	(4.9)

Revenue per shipment	$121.31	6.1	Revenue per shipment	$209.39	12.6

Revenue per CWT	$8.70	8.8	Revenue per CWT	$10.82	11.5

Supplementary Segmented Financial Information
(000’s of $U.S.)

For the quarter				For the quarter
ended December 31,				ended December 31,
2005				2004
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
	—	Operations	—		—	Operations	—

LTL	93,501	6,873	92.6	LTL	78,073	4,144	94.7

LOG	11,118	609	94.5	LOG	9,628	527	94.5

TL	8,356	408	95.1	TL	8,822	468	94.7

For the twelve				For the twelve
months ended Dec.				months ended Dec.
31, 2005				31, 2004
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
	—	Operations	—		—	Operations	—

LTL	352,693	24,494	93.1	LTL	303,017	17,604	94.2

LOG	40,261	2,141	94.7	LOG	35,499	1,668	95.3

TL	35,238	2,308	93.5	TL	36,079	1,968	94.5

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